Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Colonial Properties Trust Reports Results for First Quarter 2007
— Announces Quarterly Dividend on Common Shares and
Redemption of Series E Depositary Shares —
BIRMINGHAM, Ala., April 26, 2007 — Colonial Properties Trust (NYSE: CLP), a multifamily-focused real estate investment trust (REIT) with extensive commercial development and management capabilities, today reported results for the quarter ending March 31, 2007.
Net income available to common shareholders was $31.9 million or $0.69 per fully diluted share for the quarter, compared with $5.5 million or $0.12 per fully diluted share in the same period in 2006. The increase from the prior year first quarter is primarily attributable to increased gains on sales of assets, partially offset by a reduction in income from asset sales during 2006 and the first quarter of 2007.
Funds from Operations (FFO) were $43.9 million, compared with $45.8 million in the same period a year ago. Funds from operations per fully diluted share/unit (FFOPS) for the first quarter of 2007 were $0.78 versus $0.82 for the first quarter of 2006. The decrease in FFOPS was primarily due to net disposition of assets of approximately $500 million since the first quarter of 2006, and the settlement of a forward starting swap in the first quarter of 2006. The net dispositions of assets have improved the company’s overall leverage (debt plus preferred stock as a percentage of undepreciated book basis) from 61.0 percent at March 31, 2006 to 58.3 percent at March 31, 2007. The decrease was partially offset by an increase in same-property net operating income (NOI) in the company’s multifamily and office portfolios, and gains recognized from the company’s for-sale residential projects. A reconciliation of net income available to common shareholders to FFO is provided in the attached tables.
“We’re pleased to report that core operations in the high-growth Sunbelt markets for our multifamily division continue to deliver strong results,” said Reynolds Thompson the company’s chief executive officer. “With our $1.0 billion development pipeline of projects in multifamily, mixed-use, commercial and for-sale residential, we are poised to deliver solid FFO growth for our shareholders.”
In a separate release, the company announced the signing of agreements to contribute its interest in 26 office assets and 11 retail assets to two separate joint venture partnerships in which Colonial Properties will retain a 15 percent minority interest as well as the management and leasing responsibilities of the properties. The company anticipates that the transaction value from these sales transactions and the previously announced outright sales of retail assets will yield more than $1.7 billion. Shortly after the closing of these transactions, it is anticipated that common shareholders will receive a special dividend of approximately $10.75 per share, subject to approval by the Colonial Properties Board of Trustees.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
In that release, Thompson said, “These exciting new agreements complete the execution of our long-term strategy to become a multifamily-focused REIT. Concentrating resources primarily on our multifamily business, positions us to benefit from strong multifamily fundamentals and a robust development pipeline. We will retain our mixed-use and commercial expertise and add value to the company through these activities. We believe this strategy capitalizes on our strengths and will benefit the company, our shareholders and our new joint venture partners.”
Highlights of the First Quarter of 2007:
Corporate:
•	Achieved positive same-property NOI growth in multifamily and office divisions; and

•	Paid quarterly dividend of $0.68 per common share/unit.
Multifamily:
•	Recognized a 5.1 percent increase in same-property NOI for the first quarter of 2007, the 14th consecutive quarter of year-over-year same-property NOI growth for Colonial Properties’ multifamily division;

•	Reported occupancy of 96.0 percent for stabilized properties, a 50 basis point increase over the fourth quarter of 2006 and an 80 basis point increase over the first quarter of 2006; reported occupancy on same-property portfolio of 96.3 percent, an increase of 70 basis points over the previous quarter;

•	Acquired five multifamily properties totaling 1,228 units for $123.6 million, three wholly owned communities in Phoenix, Ariz., as well as a 15 percent interest in two joint venture properties; and

•	Sold nine multifamily properties totaling 2,465 units for $156.3 million with an average age of 17 years, comprised of eight wholly owned communities as well as the company’s 25 percent interest in one joint venture property.
Office:
•	Reported a 2.1 percent increase in NOI on a same-property basis when compared to the first quarter of 2006;

•	Posted occupancy on stabilized properties of 91.8 percent; posted occupancy for the same-property portfolio of 92.6 percent; and

•	Announced the 100 percent lease-up of a 160,000 square-foot Class A office tower in the mixed-use development of Colonial Brookwood Village in Birmingham, Ala., which is scheduled to be completed this summer.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Retail:
•	Reported occupancy for stabilized properties and for the same-property portfolio of 92.3 percent;

•	Commenced development of Colonial Promenade Tannehill, a 246,000 square-foot power center in Birmingham, Ala. and Colonial Promenade Smyrna, a 194,000 square-foot power center in Nashville, Tenn.; and

•	Sold two retail shopping centers totaling 164,400 square feet for a total sale price of $12.5 million.
For Sale:
•	Recognized $0.07 of EPS and FFOPS contribution from the sales of residential units and lots;

•	Closed on 179 condominium conversions during the first quarter, bringing the total number of units sold to 1,114 units, or 77 percent of the units available for sale in the company’s four remaining condominium conversion projects; and

•	Closed 29 residential units at Regatta at James Island in Charleston, S.C
For additional details of disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.
Quarterly Dividend on Common Shares
On April 25, 2007, Colonial Properties Board of Trustees approved a dividend of $0.68 per common share, payable on May 14, 2007 to shareholders of record as of May 7, 2007, representing an ex-dividend date of May 3, 2007.
Redemption of Series E Depositary Shares
Additionally, on April 25, 2007, the company’s Board of Trustees authorized the redemption on May 30, 2007 of all of its outstanding 4,190,414 Depositary Shares, each representing 1/100 of a 7.62 percent Series E Cumulative Redeemable Preferred Share, CUSIP 195872 60 1. The redemption price will be $25.00 per Series E Depositary Share plus accrued and unpaid dividends for the period from April 1, 2007 through and including the redemption date, for an aggregate redemption price per Series E Depositary Share of $25.079375.
On and after the redemption date, dividends on the Series E Depositary Shares will cease to accrue, the Series E Depositary Shares will no longer be deemed outstanding, and all rights of the holders of Series E Depositary Shares will cease, except the right to receive the redemption price, without interest, upon presentation and surrender of receipts representing the Series E Depositary Shares to Computershare, which is acting as the redemption agent. The receipts representing the Series E Depositary Shares should be mailed via regular mail to Computershare, attn: Corporate Actions, PO Box 43014, Providence, RI 02940-3014 or overnight to Computershare, attn: Corporate Actions, 250 Royall Street, Providence, RI 02021.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
A notice of redemption, the letter of transmittal and related materials will be mailed to holders of record of the Series E Depositary Shares on or about April 26, 2007. Any questions relating to the notice of redemption, letter of transmittal and related materials should be addressed to Computershare at 1-866-897-1807.
Portfolio Overview — As of March 31, 2007
Multifamily: The company owns or manages 40,162 units, composed of 103 wholly-owned properties totaling 30,909 units and 19 partially-owned properties with 5,788 units. Additionally, the company provides third-party management services for 3,465 units.
Office: Colonial Properties owns or manages 16.8 million square feet of office space. The company’s office portfolio includes 31 wholly-owned properties and 22 partially-owned properties that together total 16.4 million square feet. The company manages three additional office properties totaling 0.4 million square feet.
Retail: The company owns or manages 12.3 million square feet of retail space. The portfolio includes 31 wholly-owned and 10 partially-owned retail properties totaling 10.4 million square feet. The company also manages an additional eight retail centers with 1.5 million square feet of space.
EPS and FFOPS Guidance
The company’s guidance for the full-year 2007 for fully diluted EPS and FFOPS, excluding any one-time charges recorded in conjunction with the announced joint venture strategy and retail asset sale transactions (which are expected to occur in the second quarter of 2007), is set forth and reconciled below.

	Full-Year 2007 Range (1)
	Low	—	High

Fully Diluted EPS	$8.05	—	$8.45
Plus: Real Estate
Depreciation & Amortization	2.85	—	2.85
Less: Gain on Sale of Assets	(8.30)	—	(8.60)

Fully Diluted FFOPS	$2.60	—	$2.70

(1)	Excludes the one-time charges described below.
Additionally, following are certain items included in the above 2007 guidance:
•	Multifamily same-property growth in net operating income: 4.5 – 5.5 percent

•	For sale income from the company’s taxable REIT subsidiary: $0.30 – $0.40 EPS and FFOPS

•	Land/out parcel sales: $0.08 – $0.10 EPS and FFOPS

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
The revised guidance is based on various assumptions regarding, among other things, the timing of the closing of the joint venture and retail sale transactions, and the methods and timing by which Colonial Properties utilizes the proceeds generated by the transactions. The company’s guidance is based on these and a number of other assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
During the second quarter of 2007, the company expects to record one-time charges to net approximately $0.30 — $0.35 EPS and FFOPS. The charges relate primarily to prepayment penalties on mortgage debt to be repaid with proceeds from the joint venture and retail asset sale transactions and other charges, which are expected to be partially offset by the write-off of mark-to-market intangibles on the associated mortgages repaid. Any gains or losses on the sales of real estate will have an impact on net income, which may be material, but will not have an impact on FFO, since those amounts are not added back in the calculation of FFO. Any impairments of real estate will negatively impact both net income and FFO, which may be material. The one-time charges are not included in the company’s 2007 EPS and FFOPS guidance above. Closing of the joint venture transactions is expected to occur in the second quarter of this year.
Additional details regarding the joint venture and retail asset sale transactions and the implementation of the company’s multifamily strategy are available on the company’s website at www.colonialprop.com under “Investor Services: General Information: Presentations”.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, April 26 at 1:00 p.m. Central Time. The call will include a review of the company’s first quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-877-500-9123. As with previous calls, a replay will be available for one week by dialing 1-800-642-1687; the conference ID is 1349089. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investor Services: General Information: Presentations.”
Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investor Services: Financial Information and Filings” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Colonial Properties Trust is a multifamily-focused real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture partnerships and aggressively pursuing development opportunities. As of March 31, 2007, the company owned or managed 40,162 apartment units, 16.8 million square feet of office space and 11.9 million square feet of retail shopping space located in key Sunbelt states from Virginia to California. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements (including statements regarding the company’s ability to successfully complete and implement the joint venture transactions and complete the retail asset sale transactions, including the timing of those transactions) in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; our ability to successfully close previously announced transactions; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
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CONTACT: Colonial Properties Trust
                     Jerry A. Brewer, senior vice president, corporate treasury, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2007
BALANCE SHEET

	As of	As of
($ in 000s)	3/31/2007	12/31/2006
ASSETS
Real Estate Assets
Operating Properties	$3,799,326	$3,601,883
Undeveloped Land & Construction in Progress	454,875	434,196

Total Real Estate, before Depreciation	4,254,201	4,036,079

Less: Accumulated Depreciation	(446,520)	(420,374)
Real Estate Assets Held for Sale, net	211,876	381,445

Net Real Estate Assets	4,019,557	3,997,150

Cash and Equivalents	18,859	87,647
Restricted Cash	17,374	15,907
Accounts Receivable, net	23,633	26,138
Notes Receivable	28,765	61,269
Prepaid Expenses	14,701	19,519
Deferred Debt and Lease Costs	40,596	42,258
Investment in Unconsolidated Subsidiaries	88,806	92,892
Other Assets	89,487	88,997

Total Assets	$4,341,778	$4,431,777

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$122,624	$185,000
Notes and Mortgages Payable	2,142,110	2,165,884
Mortages Payable Related to Real Estate Assets Held for Sale	47,000	47,022

Total Long-Term Liabilities	2,311,734	2,397,906

Other Liabilities	134,493	150,760

Total Liabilities	2,446,227	2,548,666

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	7,304	7,406

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series D 8 1/8%, Preferred Shares	125,000	125,000
Series E 7 5/8%, Preferred Shares	104,760	104,760

Total Preferred Shares and Units, at Liquidation Value	329,760	329,760

Common Equity, including Minority Interest in Operating Partnership	1,558,487	1,545,945

Total Equity, including Minority Interest	1,895,551	1,883,111

Total Liabilities and Equity	$4,341,778	$4,431,777

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	3/31/2007	12/31/2006
Basic
Shares	46,406	46,145
Operating Partnership Units (OP Units)	10,579	10,579

Total Shares & OP Units	56,985	56,724

Dilutive Common Share Equivalents	602	536

Diluted
Shares	47,008	46,681
Total Shares & OP Units	57,587	57,260

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2007
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
($ in 000s, except per share data)	3/31/2007	3/31/2006
Revenue
Minimum Rent	$101,412	$95,234	6.5%
Percentage Rent	89	279	-68.1%
Tenant Recoveries	5,224	6,217	-16.0%
Construction Revenues	12,785	12,140	5.3%
Other Property Related Revenue	8,494	6,535	30.0%
Other Non-Property Related Revenue	3,243	4,108	-21.1%

Total Revenue	131,247	124,513	5.4%

Operating Expenses
Operating Expenses:
Property Operating Expenses	27,735	25,019	10.9%
Taxes, Licenses, and Insurance	13,796	12,686	8.7%

Total Property Operating Expenses	41,531	37,705	10.1%

Construction Expenses	12,371	11,370	8.8%
Property Management Expenses	3,490	3,711	-6.0%
General and Administrative Expenses	6,113	5,263	16.2%
Management Fee and Other Expenses	2,943	2,540	15.9%
Depreciation	34,514	34,342	0.5%
Amortization	5,725	6,984	-18.0%

Total Operating Expenses	106,687	101,915	4.7%

Income from Operations	24,560	22,598	8.7%

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(28,664)	(31,182)	-8.1%
Interest Income	2,131	1,530	39.3%
Income (Loss) from Investments	6,814	(572)	1291.3%
Gain (Loss) on Hedging Activities	(7)	2,464	-100.3%
Gain on Sale of Property, net of income taxes of $747 in 2007 and $513 in 2006	1,317	7,330	-82.0%
Other	(294)	(1,424)	-79.4%

Total Other Income (Expense)	(18,703)	(21,854)	-14.4%

Income before Minority Interest & Discontinued Operations	5,857	744	687.2%
Minority Interest
Minority Interest of Limited Partners	144	(154)	193.5%
Minority Interest in CRLP - Preferred	(1,813)	(1,813)	0.0%
Minority Interest in CRLP — Common	57	1,452	-96.1%

Total Minority Interest	(1,612)	(515)	213.0%

Income from Continuing Operations	4,245	229	1753.7%

Discontinued Operations
Income from Discontinued Operations	4,671	6,049	-22.8%
Gain on Disposal of Discontinued Operations, net of income taxes of $1,528 in 2007 and $1,269 in 2006	34,809	9,202	278.3%
Minority Interest in CRLP — Common	(7,336)	(2,775)	164.4%
Minority Interest of Limited Partners	(42)	(945)	-95.6%

Income from Discontinued Operations	32,102	11,531	178.4%

Net Income	36,347	11,760	209.1%

Dividends to Preferred Shareholders	(4,491)	(6,099)	-26.4%

Preferred Share Issuance Costs	—	(159)

Net Income Available to Common Shareholders	$31,856	$5,502	479.0%

Earnings per Share — Basic
Continuing Operations	$(0.01)	$(0.13)	-92.3%
Discontinued Operations	0.70	0.25	180.0%

EPS — Basic	$0.69	$0.12	475.0%

Earnings per Share — Diluted
Continuing Operations	$(0.01)	$(0.13)	-92.3%
Discontinued Operations	0.70	0.25	180.0%

EPS — Diluted	$0.69	$0.12	475.0%

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2007
FIRST QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended
($ in 000s, except per share data)	3/31/2007	3/31/2006
Net Income Available to Common Shareholders	$31,856	$5,502	479.0%
Minority Interest in CRLP (Operating Ptr Unitholders)	7,279	1,322	450.6%
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	(142)	1,135	-112.5%

Total	38,993	7,959	389.9%

Adjustments — Consolidated Properties
Depreciation — Real Estate	34,400	39,531	-13.0%
Amortization — Real Estate	5,699	7,829	-27.2%
Remove: Gain/(Loss) on Sale of Property, net of Income Tax	(36,126)	(16,532)	118.5%
Include: Gain/(Loss) on Sale of Undepreciated
Property, net of Income Tax and Minority Interest	4,248	2,573	65.1%

Total Adjustments — Consolidated	8,221	33,401	-75.4%

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	3,682	3,431	7.3%
Amortization — Real Estate	1,467	1,207	21.5%
Remove: Gain/(Loss) on Sale of Property	(8,481)	(240)	3433.8%

Total Adjustments — Unconsolidated	(3,332)	4,398	-175.8%

Funds from Operations	$43,882	$45,758	-4.1%

FFO per Share
Basic	$0.78	$0.82	-5.3%
Diluted	$0.78	$0.82	-5.3%
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
FIRST QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended
(shares and units in 000s)	3/31/2007	3/31/2006
Basic
Shares	45,964	44,979	2.2%
Operating Partnership Units (OP Units)	10,579	10,865	-2.6%

Total Shares & OP Units	56,543	55,844	1.3%

Dilutive Common Share Equivalents	—	—

Diluted (1)
Shares	45,964	44,979	2.2%
Total Shares & OP Units	56,543	55,844	1.3%

Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share data)
QUARTERLY SEGMENT DATA SUMMARY

	Revenue			Expense			Net Operating Income (NOI)
	1Q07	1Q06	Change	1Q07	1Q06	Change	1Q07	1Q06	Change
MULTIFAMILY PORTFOLIO

Same-Property (1)	$60,618	$57,995	4.5%	$23,264	$22,468	3.5%	$37,354	$35,527	5.1%
Non Same-Property	15,871	19,974	-20.5%	8,079	8,795	-8.1%	7,792	11,179	-30.3%

Total Division	76,489	77,969	-1.9%	31,343	31,263	0.3%	45,146	46,706	-3.3%

OFFICE PORTFOLIO

Same-Property (1)	28,726	28,139	2.1%	9,427	9,228	2.2%	19,299	18,911	2.1%
Non Same-Property	9,300	16,283	-42.9%	3,405	5,837	-41.7%	5,895	10,446	-43.6%

Total Division	38,026	44,422	-14.4%	12,832	15,065	-14.8%	25,194	29,357	-14.2%

RETAIL PORTFOLIO

Same-Property (1)	20,992	20,795	0.9%	6,155	5,917	4.0%	14,837	14,878	-0.3%
Non Same-Property	4,309	7,554	-43.0%	1,287	1,827	-29.6%	3,022	5,727	-47.2%

Total Division	25,301	28,349	-10.8%	7,442	7,744	-3.9%	17,859	20,605	-13.3%

TOTAL PORTFOLIO

Same-Property (1)	110,336	106,929	3.2%	38,846	37,613	3.3%	71,490	69,316	3.1%
Non Same-Property	29,480	43,811	-32.7%	12,771	16,459	-22.4%	16,709	27,352	-38.9%

Total	$139,816	$150,740	-7.2%	$51,617	$54,072	-4.5%	$88,199	$96,668	-8.8%

Notes:

(1)	The 2006 same-property data reflects results of the 2007 same-property portfolio, as adjusted for dispositions during year and including straight-line rents.
Revenue is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures. The Company believes Revenue (and other revenue measures aggregating segment data) is useful to investors as a meaningful indicator of property operating performance and current market conditions affecting the Company. Additionally, Revenue is an integral component in calculating Divisional NOI.
Expense is defined as real estate expenses, (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees), including unconsolidated partnerships and joint ventures. The Company believes Expense (and other expense measures aggregating segment data) is useful to investors as a meaningful indicator of property operating expenses. Additionally, Expense is an integral component in calculating Divisional NOI.
Net Operating Income (NOI) is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees). The Company believes NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate NOI on a basis different than the Company. In addition, NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	1Q07	1Q06
Divisional Total Revenues
Multifamily	$76,489	$77,969
Office	38,026	44,422
Retail	25,301	28,349

Total Divisional Revenues	139,816	150,740

Less: Unconsolidated Revenues	(14,068)	(16,161)
Discontinued Operations	(10,529)	(26,314)
Construction Revenues	12,785	12,140
Unallocated Corporate Revenues	3,243	4,108

Cons. Rev, adj -’06 Disc Ops	131,247	124,513

Add: Add’l Disc Ops Rev, post filing	—	22,092

Total Consol. Rev, per 10-Q / K	131,247	146,605

RECONCILIATION OF EXPENSES

	1Q07	1Q06
Divisional Total Expenses
Multifamily	31,343	31,263
Office	12,832	15,066
Retail	7,442	7,744

Total Divisional Expenses	51,617	54,073

Less: Unconsolidated Expenses	(5,471)	(6,119)
Discontinued Operations	(4,571)	(10,464)
Other Expense	(44)	215

Total Property Operating Expenses	41,531	37,705
Construction Expenses	12,371	11,370
Property Management Expenses	3,490	3,711
General & Administrative Expenses	6,113	5,263
Management Fee and Other Expenses	2,943	2,540
Depreciation	34,514	34,342
Amortization	5,725	6,984

Cons. Exp, adj -’06 Disc Ops	106,687	101,915

Add: Add’l Disc Ops Exp, post filing	—	14,546

Total Consol. Exp, per 10-Q / K	106,687	116,461

RECONCILIATION OF NOI

	1Q07	1Q06
Divisional Total NOI
Multifamily	45,146	46,706
Office	25,194	29,356
Retail	17,859	20,605

Total Divisional NOI	88,199	96,667

Less: Unconsolidated NOI	(8,597)	(10,042)
Discontinued Operations	(5,958)	(15,850)
Unallocated Corporate Revenues	3,243	4,108
Other Expenses	44	(215)
Construction NOI	414	770
Property Management Expenses	(3,490)	(3,711)
General & Administrative Expenses	(6,113)	(5,263)
Management Fee and Other Expenses	(2,943)	(2,540)
Depreciation	(34,514)	(34,342)
Amortization	(5,725)	(6,984)

Income from Operations	24,560	22,598
Total Other Income (Expense)	(18,703)	(21,854)

Income from Contin’g Ops (1)	5,857	744

Disc Ops	—	7,546
06 & 07 Disc Ops Other Inc(Exp)	—	(3,452)

Inc from Cont (1), per 10-Q / K	5,857	4,838

Quarterly NOI from Properties Not Stabilized in that Quarter
Properties in Lease-up or CIP	1,035	415
Acquisitions	2,503	417

Notes:

(1)	Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.